UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 04/23/14

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-23601

Federal	16-1540137
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Registrant’s Telephone Number including area code)

Not Applicable
Former Name or Former Address, If Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Election of Directors

Adam C. Gagas has been elected to the Board of Directors of Pathfinder Bancorp, Inc. at the Company’s Annual Shareholder’s Meeting held on April 23, 2014.  Mr. Gagas was previously elected to the Board of the Company’s operating subsidiaries, Pathfinder Bank (the “Bank”) and Pathfinder Commercial Bank, effective March 17, 2014.

Mr. Gagas is founder and CEO of Breakwall Asset Management, LLC, a New York State registered investment advisor located in Oswego, New York.

“We are very pleased to announce the election of Adam to our Board of Directors,” said Chris R. Burritt, Chairman of the Board. “He provides our Board with more than 15 years of experience in global financial markets, as well as expertise in asset management and property development.”

“Adam and the Gagas Family have been instrumental in the growth of Pathfinder Bank for decades, and we value the commitment they have always maintained for our Bank’s mission and strategic direction.”

Adam’s father, Chris Gagas previously served as the Bank’s President and CEO, as well as Chairman of the Board for 18 years.

Prior to establishing Breakwall Asset Management, Gagas was an analyst on teams managing multi-billion dollar portfolios at Skandia Asset Management and Principal Global Investors in New York City. He was awarded an Alfa Fellowship and completed a yearlong professional placement as an institutional investment analyst at Alfa Capital in Moscow, Russia. He is also the owner/operator of Gagas Realty Corporation, a multi-property commercial real estate holding company. In addition, he is an adjunct instructor of Corporate Finance in the SUNY Oswego School of Business.
Mr. Gagas, who resides in Oswego, earned a BA from Hobart College with majors in Economics and Russian Studies, and an MBA with a concentration in Finance from the Leonard N. Stern School of Business at New York University. His extensive community involvement includes serving as Treasurer of Oswego Health, chair of that organization’s Audit and Investment committees, and as a member of the Executive committee. Mr. Gagas is also a board member of Oswego’s historic Riverside Cemetery, and has previously held leadership positions with the Oswego YMCA and Oswego Opera Theater.

Pathfinder Bank is a New York State chartered savings bank headquartered in Oswego, whose deposits are insured by the Federal Deposit Insurance Corporation. The Bank is a wholly owned subsidiary of Pathfinder Bancorp, Inc, (NASDAQ SmallCap Market; symbol: PBHC, listing: PathBcp). The Bank has eight full-service offices located in Oswego, Fulton, Mexico, Lacona, Central Square, and Cicero.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 24, 2014	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer